Exhibit 3.1

THE GREENBRIER COMPANIES, INC.

an Oregon Corporation

AMENDED AND RESTATED BYLAWS

Effective as of April 2, 2024

THE GREENBRIER COMPANIES, INC.

an Oregon corporation

BYLAWS

TABLE OF CONTENTS

THE GREENBRIER COMPANIES, INC.
an Oregon corporation

BYLAWS

Article I. Corporate Offices

Section 1. Registered Office.

The corporation shall maintain a registered office in the State of Oregon.

Section 2. Other Offices.

The corporation shall also have an office or principal place of business in Lake Oswego, Oregon, and may have offices at other places, whether within or outside the State of Oregon.

Article II. Shareholders’ Meetings

Section 1. Place of Meetings.

Meetings of the shareholders of the corporation shall be held at such place, either within or outside the State of Oregon, or by means of remote communication, as may be designated from time to time by the Board of Directors, or, in the absence of a designation by the Board of Directors, by the Chief Executive Officer, and stated in the notice of meeting. The Board of Directors may postpone and reschedule any annual or special meeting of the shareholders from the date previously scheduled by the Board of Directors.

Section 2. Annual Meeting.

The annual meeting of shareholders shall be held on such date and at such time as the Board of Directors shall establish by resolution, which date shall be within 180 days following the end of the corporation’s most recent fiscal year. At the annual meeting, the shareholders shall elect by vote the Directors and transact such other business as may lawfully come before the meeting.

Section 3. Special Meetings.

Special meetings of shareholders of the corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors, the Chief Executive Officer or the holders of not less than 25 percent of all votes entitled to be cast on the matters to be considered at such meeting, who must sign, date and deliver to the Secretary of the corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of the corporation may not be called by any other person or persons.

Section 4. Notice of Meetings.

Except as otherwise provided by law, written notice of each meeting of shareholders shall be given not less than ten nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting, such notice to specify the date, time, place and purpose or purposes of the meeting. Notice of the date, time, place and purpose of any meeting of shareholders may be waived in writing, signed by the person entitled to notice thereof, and delivered to the corporation either before or after such meeting, and shall be deemed waived by any shareholder by his or her attendance at the meeting in person or by proxy, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 5. Quorum.

Except as otherwise provided by law, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders. Any shares, the voting of which at such meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. In the absence of a quorum any meeting of shareholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, in person or by proxy, but no other business shall be transacted at such meeting. The shareholders present at a duly called or convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 6. Voting; Proxies.

(a) Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, if a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, and all such acts shall be valid and binding upon the corporation. For the purpose of determining those shareholders entitled to vote at any meeting of the shareholders, except as otherwise provided by law, only persons in whose names and shares stand on the stock records of the corporation on the record date, as provided in these Bylaws, shall be entitled to vote at any meeting of shareholders.

(b) Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his or her duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a shareholder. No proxy shall be voted after eleven months following its date of creation unless the proxy provides for a longer period. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(c) The Board of Directors, in its discretion, or the presiding officer of the meeting of the shareholders, in his or her discretion, may determine whether any votes cast at such meeting shall be cast by written ballot.

Section 7. Adjournment and Notice of Adjourned Meetings.

Any meeting of shareholders, whether annual or special, may be adjourned from time to time by the vote of the holders of a majority of the shares represented at the meeting, either in person or by proxy. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At an adjourned meeting the shareholders may transact any business that might have been transacted at the original meeting. If the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting, the Board of Directors shall fix a new record date in accordance with Section 60.221 of Oregon Revised Statutes (or any successor provision). If, upon adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 8. List of Shareholders Entitled to Vote.

After fixing a record date for a meeting, the Secretary shall cause to be prepared a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and by voting groups and classes or series within each voting group, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, beginning 2 business days after notice of the meeting is given and continuing through the meeting either at the corporation’s principal office or at the place identified in the meeting notice in the city where the meeting will be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any shareholder, shareholder’s agent or attorney who is present.

Section 9. Order of Business.

(a) The Chief Executive Officer, or such other officer of the corporation as shall be designated by the Board of Directors, shall call meetings of the shareholders to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer shall also have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than shareholders of the corporation or their proxies) who may attend such meeting, by ascertaining whether any shareholder or his or her proxy may be excluded from such meeting based upon any determination by the presiding officer, in his or her discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat, and by determining the circumstances in which any person may make a statement or ask questions at such meeting. The presiding officer shall exercise his or her discretion in accordance with Section 60.209 of Oregon Revised Statutes (or any successor provision).

(b) At an annual meeting of the shareholders, only such business shall be transacted or conducted as shall have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board of Directors or the Chair of the Board, or (iii) otherwise properly brought before the meeting by a shareholder of the corporation present in person (A) who (1) was a shareholder of record both on the date of the giving of notice provided for in this Article II, Section 9 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with the this Article II, Section 9 in all respects, or (B) who properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. For purposes of this Article II, Section 9, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the corporation, or a qualified representative of such proposing shareholder, appear at such annual meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Article III, Section 6 and this Article II, Section 9 shall not be applicable to nominations except as expressly provided in Article III, Section 6. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Article II, Section 9. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Article II, Section 9, and, if the presiding officer of a meeting so determines that business was not properly brought before such meeting in accordance with the procedures in this Article III. Section 9, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(c) Annual Meetings. Without qualification, for business to be properly brought before an annual meeting of shareholders by a shareholder, such shareholder must (i) provide timely notice thereof in proper written form to the Secretary even if such matter is already the subject of any notice to the shareholders by the Board of Directors and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Article II, Section 9. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 calendar days prior to the date that the corporation’s proxy statement for the annual meeting of shareholders was released to shareholders in the previous year; (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

To be in proper form for purposes of this Article II, Section 9, a shareholder’s notice to the Secretary shall set forth:

(A) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the corporation’s books and records); (2) the class or series and number of shares of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (3) the date or dates such shares were acquired; (4) the investment intent of such acquisition and (5) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (1) through (5) are referred to as “Shareholder Information”);

(B) As to each Proposing Person, (1) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (i) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (ii) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or (iii) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of the corporation of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of the corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of shares of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the corporation or any affiliate of the corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) any proportionate interest in shares of the corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (i) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (ii) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (7) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal and (8) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (8) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(C) As to each item of business that the shareholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these

Bylaws, the language of the proposed amendment); (3) a reasonably detailed description of all agreements, arrangements or understandings (i) between or among any of the Proposing Persons or (ii) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (C) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Article II, Section 9, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation.

(d) The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within 10 days after it has been requested by the Board of Directors.

(e) A Proposing Person shall update and supplement its notice to the corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 9 shall be true and correct as of the record date for shareholder entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than 5 business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(f) This Article II, Section 9 is expressly intended to apply to any business proposed to be brought before a meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement. In addition to the requirements of this Article II, Section 9 with respect to any business proposed to be brought before a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Article III, Section 9 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(h) Special Meetings. In addition to any other applicable requirements, including, without limitation, requirements relating to solicitations of proxies under the Exchange Act, for business to be properly brought before a special meeting of shareholders by a shareholder (other than a nomination of a candidate for election as a director, which shall be governed by Article III, Section 6), at the time of, and included within the written demand for the special meeting prescribed by Article II, Section 3, such shareholder must set forth in such demand as to each matter such shareholder proposes to bring before the special meeting, the information prescribed in clauses (b) through (e) of this Article II, Section 9.

(i) Written Consents. In the case of shareholder action by written consent, the shareholder seeking to have the shareholders authorize or take corporate action (other than a nomination of a candidate for election as a director, which is covered by Article III, Section 6) by written consent shall, by written notice to the Secretary, set forth the information prescribed in clauses (b) through (e) of this Article II, Section 9 and request the Board of Directors to fix a record date for determining shareholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the 10th day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 60.211 of Oregon Revised Statutes (or any successor provision).

Section 10. Inspectors.

The Chief Executive Officer shall, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting in accordance with applicable law and to make a written report thereof.

Section 11. Actions by Unanimous Written Consent.

Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock of the corporation entitled to vote and shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Every written consent shall bear the date of signature of each shareholder who signs the consent and such actions shall be effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. Delivery to the corporation shall be by hand or by certified or registered mail, return receipt requested.

Article III. Directors

Section 1. Number and Term of Office.

The number of Directors which shall constitute the whole of the Board of Directors shall be fixed at no less than three and no more than eleven. Within the limits specified above, the number of directors shall be fixed from time to time by the Board. Except as provided in the Articles of Incorporation or Section 3 of this Article III, Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting of shareholders in each year and shall hold office until the third annual meeting following their election and until their successors shall be duly elected and qualified. The Directors, other than those, if any, who may be elected by the holders of any series of Preferred Stock, which series shall be entitled to separately elect one or more directors, shall be classified with respect to the time for which they severally hold office in accordance with the Articles of Incorporation.

Section 2. Powers.

The Board of Directors shall exercise all corporate powers and manage the business and affairs of the corporation, except as may be otherwise provided by law or by the Articles of Incorporation.

Section 3. Vacancies.

Unless previously filled by the holders of at least a majority of the shares of capital stock of the corporation entitled to vote for the election of directors, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the Board of Directors or, if the Directors remaining in office constitute less than a quorum, then such vacancies may be filled by a majority of the Directors then in office, or by a sole remaining Director, and each Director so elected shall hold office until his or her successor is elected at the next shareholders’ meetings at which Directors are elected. A vacancy in the Board of Directors shall be deemed to exist under this Section 3 in the case of the death, removal or resignation of any Director, or if the shareholders fail at any meeting of shareholders at which Directors are to be elected to elect the number of Directors then constituting the whole Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 4. Resignation.

Any Director may resign at any time by delivering a written resignation to the Board of Directors, the Chair of the Board, or the corporation. Such resignation may specify whether it will be effective as specified in ORS 60.034 or a later date as specified in the written notice. Unless otherwise specified in the notice of resignation, the acceptance of such resignation shall not be necessary to make it effective. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

Section 5. Removal.

Except as otherwise provided in the Articles of Incorporation or these Bylaws relating to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any Director or Directors may only be removed from office with cause at a meeting at which a quorum is present and that is called for the purpose of removing the Director or Directors, if the meeting notice stated that a purpose of the meeting is the removal of the Director or Directors and if the number of votes cast to remove the Director or Directors exceeds the number of votes cast against removal of the Director or Directors.

Section 6. Nomination of Directors.

(a) Nominations of persons for election to the Board of Directors at any annual meeting of shareholders or at any special meeting of shareholders (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors (including any duly authorized committee thereof or persons authorized to do so by the Board of Directors or these Bylaws) or (ii) by any shareholder of the corporation present in person (A) who was a shareholder of record at both the time of the giving the notice provided for in Article III, Section 6 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) who has complied with this Article III, Section 6(b) in all respects. For purposes of this Article III, Section 6, “present in person” shall mean that the shareholder nominating any person for election to the Board of Directors at the meeting of the corporation, or a qualified representative of such shareholder, appear at such meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting. The presiding officer at a meeting of the shareholders shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Article III, Section 6, and if the presiding officer so determines, the presiding officer shall declare such determination to the meeting, the defective nomination shall be disregarded and all ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. Notwithstanding anything in these Bylaws to the contrary, only candidates for nomination nominated and elected in accordance with this Article III, Section 6 shall be eligible to be seated as a Director.

(b) (i) (A) Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting of shareholders the shareholder must (1) provide Timely Notice (as defined in Article II, Section 9) thereof in writing and in proper form to the Secretary, (2) provide the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required to be set forth by this Article III, Section 6 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Article III, Section 6.

(B) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the corporation at the principal executive offices of the corporation, (ii) provide the information with respect to such shareholder and its candidate for nomination as required by this Article III, Section 6 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Article III. Section 6. To be timely, a shareholder notice for nominations to be made at a special meeting of shareholders must be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the 120th day prior to such special meeting or, if later, not later than the 10th day following the day on which public disclosure of the date of the special meeting was first made. For the avoidance of doubt, a shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Article III, Section 6(b)(i)(B).

(C) In no event shall an adjournment or postponement of a meeting or announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(D) In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in this Article III, Section 6(b)(i)(B) or (iii) the 10th day following the date of public disclosure of such increase.

(ii) To be in proper form for purposes of this Article III, Section 6, a shareholder’s notice to the Secretary must set forth:

(A) as to each Nominating Person (as defined below), the Shareholder Information (as defined in Article II, Section 9, except that for purposes of this Article III, Section 6 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 9(c)(A);

(B) as to each Nominating Person, any Disclosable Interests (as defined in Article II, Section 9, except that for purposes of this Article III, Section 6 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Article II, Section 9(c)(B) and the disclosure with respect to the business to be brought before the meeting in Article III, Section 9(c)(B) shall be made with respect to the election of directors at the meeting; and provided that, in lieu of including the information set forth in Article III, Section 9(c)(B)(7), the Nominating Person’s notice for purposes of this Article III, Section 6 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(C) as to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s signed written consent to being named in the proxy statement and accompanying proxy card relating to the corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director for a full term if elected, (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (C) a completed and signed questionnaire, representation and agreement as provided in Article III, Section 6(c).

For purposes of this Article III, Section 6, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation.

(c) To be eligible to be a candidate for election as a director of the corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in this Article III, Section 6 and the candidate for nomination, whether nominated by the Board of Directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the corporation, (i) a completed written questionnaire (in the form provided by the corporation upon written request of any shareholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the corporation upon written request of any shareholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the corporation, (C) if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(d) The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the corporation or to comply with the Director qualification standards and additional selection criteria in accordance with the corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (or any other office specified by the corporation in any public announcement) not later than 5 business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Nominating Person.

(e) The shareholder providing a notice of any nomination proposed to be made at a meeting and a candidate for nomination as a director, shall further update and supplement such notice or the materials required to be delivered pursuant to this Article III, Section 6, as applicable, if necessary, so that the information provided or required to be provided by any Nominating Person or candidate for nomination as a director shall be true and correct (i) as of the record date for shareholders entitled to vote at the meeting of shareholders and (ii) as of the day that is 10 business days prior to such meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (x) in the case of the foregoing clause (i), not later than 5 business days after the record date for shareholders entitled to vote at the meeting, and (y) in the case of the foregoing clause (ii), not later than 8 business days prior to the date of the meeting, or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). Further, the Board may request that any Nominating Person and furnish such additional information as may be reasonably required by the Board of Directors, which such additional information shall be provided within 10 business days after it has been requested by the Board of Directors. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, and any such deficiencies may be grounds for exclusion of the shareholder’s nominee. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(f) In addition to the requirements of this Article III, Section 6 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Article III, Section 6, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the corporation, no later than 7 business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(g) In the case of shareholder action by written consent with respect to the election by shareholders of a candidate as director, the shareholder seeking to have the shareholders elect such candidate by written consent shall, by written notice to the Board of Directors, set forth the information prescribed in clauses (b) through (f) of this Article III, Section 6 and request the Board of Directors to fix a record date for determining shareholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the 10th day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 60.211 of Oregon Revised Statutes (or any successor provision).

Section 7. Meetings.

The Board of Directors may hold meetings, both regular and special, either within or without the State of Oregon. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chair of the Board, the Chief Executive Officer or a majority of the total number of directors constituting the Board of Directors. Notice of special meetings stating the place, date and hour of the meeting shall be given to each Director in writing, by telephone, or by electronic transmission not less than 48 hours before the date of the meeting. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 8. Actions of Board of Directors.

Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9. Meetings by Means of Conference Telephone.

Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 10. Quorum.

A quorum of the Board of Directors shall consist of a majority of the number of Directors fixed from time to time in accordance with these Bylaws; provided, however, at any meeting whether a quorum is present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote is required by law.

Section 11. Committees.

(a) Appointment. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, from time to time appoint such committees as may be permitted by law. Committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees. The Board of

Directors may adopt committee charters, further defining the duties and responsibilities of one or more committees. In no event shall a committee have the power or authority to:

(A) Authorize distributions by the corporation, except according to a formula or method, or within limits, prescribed by the Board of Directors;

(B) Approve or propose to shareholders actions that the Oregon Business Corporation Act requires to be approved by shareholders;

(C) Fill vacancies on the Board of Directors or on any of its committees; or

(D) Adopt, amend or repeal these Bylaws.

(b) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of two or more members of the Board of Directors. Subject to Section 11(a), the Executive Committee shall have, and may exercise, all powers of the Board of Directors in the management of the business and affairs of the corporation.

(c) Term. The members of all committees of the Board of Directors shall serve as such members at the pleasure of the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, each committee of the Board of Directors may prescribe its own rules for calling and holding meetings and its method of procedure and shall keep a written record of all actions taken by the committee.

Section 12. Fees and Compensation.

Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, without limitation, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 13. Organization.

At every meeting of the Directors, the Chair of the Board or, if the Chair of the Board is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, a chair of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in his or her absence, an Assistant Secretary directed to do so by the presiding officer, shall act as secretary of the meeting.

Section 14. Interested Directors.

Any contract or other transaction or determination between the corporation and one or more of its Directors, or between the corporation and another party in which one or more of its Directors are interested, shall be valid notwithstanding the presence or participation of such Director or Directors in a meeting of the Board of Directors, or any committee thereof, that acts upon or in reference to such contract, transaction or determination, if the material facts as to such Director’s or Directors’ relationship or interest as to the contract, other transaction or determination shall be disclosed or known to the Board of Directors or committee and it shall in good faith authorize or approve such contract, transaction or determination by a vote of a majority of the disinterested Directors. If a majority of disinterested Directors vote to authorize, approve or ratify the transaction, a quorum is present for the purposes of this Section 14; provided, however, that no transaction under this Section may be authorized, approved or ratified by a single Board member. Such interested Director or Directors shall not be entitled to vote on such contract, transaction or determination, and shall not be counted among the Directors present for purposes of determining the number of Directors constituting the majority necessary to carry such vote. If not authorized or approved by a majority of the disinterested Directors as provided above, such contract, transaction or determination shall nevertheless be valid if the material facts as to such Director’s or Directors’ relationship or interest and as to the contract, other transaction or determination shall be disclosed or known to the shareholders entitled to vote thereon and such contract, transaction or determination shall be specifically approved in good faith by vote of the holders of a majority of a quorum of such shares. Such interested Director or Directors shall not be disqualified from voting in their capacity as shareholders for ratification or approval of such contract, transaction or determination. Notwithstanding the foregoing, a transaction not approved by a majority of disinterested directors or a majority of a quorum of shareholders, is not voidable if such a transaction was fair to the corporation. This Section 14 shall not invalidate any contract, transaction or determination that would otherwise be valid under applicable law.

Section 15. Chair of the Board.

The Board of Directors shall from time to time elect one of its members to be its chair (the “Chair of the Board”) and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board of Directors shall determine. The Chair of the Board will advise and consult with the Board of Directors as to the determination of policies of the Corporation, will preside at all meetings of the Board of Directors, and will perform such other functions and responsibilities as the Board of Directors may designate from time to time.

Article IV. Officers

Section 1. General.

The officers of the corporation shall be the Chief Executive Officer, the President, one or more Vice Presidents, and the Secretary, all of whom shall be appointed by the Board of

Directors. The Board of Directors may also appoint one or more Assistant Secretaries, and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited by law. The salaries and other compensation of officers of the corporation shall be fixed by or in the manner designated by the Board of Directors. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Subject to Section 4 below and to the terms of any contract of employment between the corporation and such officer, any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

Section 2. Duties of Officers.

(a) Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the corporation, shall be responsible for preparing the agenda for all meetings of the Board of Directors and of the shareholders, and shall perform other duties commonly incident to his or her office. The Chief Executive Officer shall preside at all meetings of the shareholders. The Chief Executive Officer shall have the power, either in person or by proxy, to vote all voting securities held by the corporation of any other corporation or entity, and to execute, on behalf of the corporation, such agreements, contracts and instruments, including, without limitation, negotiable instruments, as shall be necessary or appropriate in furtherance of the conduct of the corporation’s normal business activities. The Chief Executive Officer shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time.

(b) President. The President shall report to the Chief Executive Officer. In the absence of the Chief Executive Officer or his or her inability to act, the President, if any, shall, subject to the control of the Board of Directors, perform all duties of the Chief Executive Officer and when so acting shall have all the power of, and be subject to all restrictions upon, the Chief Executive Officer. The President shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(c) Vice Presidents. The Vice Presidents, in the order of their seniority, as designated by the Board of Directors, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

(d) Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders, of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him or her in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 3. Other Officers.

Such other officers as the Board of Directors may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4. Resignations.

Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

Article V. Stock

Section 1. Form and Content of Certificates; Uncertificated Shares.

Shares of the stock of the corporation shall be represented by certificates in such form as is consistent with the Articles of Incorporation and applicable law; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the corporation by the Chair of the Board, the Chief Executive Officer, the President or any Vice President and by the Secretary or Assistant Secretary of the corporation representing the number of shares registered in certificate form. Such certificates shall set forth the number of shares owned by the holder in the corporation as well as the class or series of such shares and such other information as may be required by law. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the designations, preferences, limitations, restrictions on transfer and relative rights of the shares authorized to be issued, or shall contain the corporation’s undertaking to furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Lost Certificates.

A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, that the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfers.

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

Section 4. Record Date.

In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Registered Shareholders.

The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Article VI. Notices

Section 1. Notices.

Whenever written notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such person, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given and effective at the time when the same shall be deposited in the United States mail. Written notice may also be given personally, by private carrier or by electronic means, and shall be deemed given when so sent, provided that the recipient has not previously opted out of receiving electronic communications in writing.

Section 2. Waivers of Notice.

Whenever any notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Article VII. General Provisions

Section 1. Dividends.

Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock of the corporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Fiscal Year.

The fiscal year of the corporation shall extend from September 1 until August 31 of the following calendar year.

Section 3. Corporate Seal.

Unless otherwise required by law, a seal shall not be required in order to give effect to any act of the corporation. The corporate seal, if any, shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Oregon.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed, reproduced or otherwise.

Section 4. Disbursements.

All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Article VIII. Indemnification

Section 1. Directors and Officers.

(a) Indemnity in Third-Party Proceedings. The corporation shall indemnify its Directors and officers in accordance with the provisions of this Section 1(a) if the Director or officer was or is a party to, or is threatened to be made a party to, any proceeding (other than a proceeding by or in the right of the corporation to procure a judgment in its favor), against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Director or officer in connection with such proceeding if the Director or officer acted in good faith and in a manner the Director or officer reasonably believed was in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the Director or officer, in addition, had no reasonable cause to believe that the Director’s or officer’s conduct was unlawful; provided, however, that the Director or officer shall not be entitled to indemnification under this Section 1(a): (i) in connection with any proceeding charging improper personal benefit to the Director or officer in which the Director or officer is adjudged liable on the basis that personal benefit was improperly received by the Director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the Director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, or (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Oregon Business Corporation Act.

(b) Indemnity in Proceedings by or in the Right of the Corporation. The corporation shall indemnify its Directors and officers in accordance with the provisions of this Section 1(b) if the Director or officer was or is a party to, or is threatened to be made a party to, any proceeding by or in the right of the corporation to procure a judgment in its favor, against all expenses actually and reasonably incurred by the Director or officer in connection with the defense or settlement of such proceeding if the Director or officer acted in good faith and in a manner the Director or officer reasonably believed was in or not opposed to the best interests of the corporation; provided, however, that the Director or officer shall not be entitled to indemnification under this Section 1(b): (i) in connection with any proceeding in which the Director or officer has been adjudged liable to the corporation unless and only to the extent that the court conducting such proceeding determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Director or officer is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper, or (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Oregon Business Corporation Act.

Section 2. Employees and Other Agents.

The corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation similar to those conferred in this Article VIII to Directors and officers of the corporation.

Section 3. Good Faith.

(a) For purposes of any determination under this Article VIII, a Director or officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(A) one or more officers or employees of the corporation whom the Director or officer reasonably believed to be reliable and competent in the matters presented;

(B) legal counsel, independent accountants or other persons as to matters that the Director or officer reasonably believed to be within such person’s professional or expert competence;

(C) with respect to a Director, a committee of the Board upon which such Director does not serve, as to matters within such committee’s designated authority, which committee the Director reasonably believes to merit confidence; or

(D) so long as, in each case, the Director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

(b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his or her conduct was unlawful.

(c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Oregon Business Corporation Act.

Section 4. Advances of Expenses.

The corporation shall pay the expenses incurred by its Directors or officers in any proceeding (other than a proceeding brought for an accounting of profits made from the purchase and sale by the Director or officer of securities of the corporation within the meaning of Section 16(b) of the Exchange Act or similar provision of any state statutory law or common law) in advance of the final disposition of the proceeding at the written request of the Director or officer, if the Director or officer: (a) furnishes the corporation a written affirmation of the Director’s or officer’s good faith belief that the Director or officer is entitled to be indemnified under this Article VIII, and (b) furnishes the corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the Director or officer is not entitled to be indemnified by the corporation. Such undertaking shall be an unlimited general obligation of the Director or officer but need not be secured. Advances pursuant to this Section 4 shall be made no later than 10 days after receipt by the corporation of the affirmation and undertaking described in clauses (a) and (b) above, and shall be made without regard to the Director’s or officer’s ability to repay the amount advanced and without regard to the Director’s or officer’s ultimate entitlement to indemnification under this Article VIII. The corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 4 or of other liability incurred by the Director or officer in connection with any proceeding.

Section 5. Enforcement.

Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and officers under this Article VIII shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Director or officer. Any Director or officer may enforce any right to indemnification or advances under this Article VIII in any court of competent jurisdiction if: (a) the corporation denies the claim for indemnification or advances, in whole or in part, or (b) the corporation does not dispose of such claim within 45 days of request therefor. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to, and in compliance with, Section 1 of this Article VIII) that the Director or officer is not entitled to indemnification under this Article VIII. The corporation may contest the Director or officer’s entitlement to advancement of expenses pursuant to Section 4 of this Article VIII if the corporation in good faith believes that the Director or officer did not meet the standard of conduct set forth in Sections 60.357 and 60.391 of Oregon Revised Statutes with respect to the subject matter of the proceeding. The burden of proving by clear and convincing evidence that indemnification or advancement is not appropriate shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Director or officer has met the applicable standard of conduct nor an actual determination by the corporation (including its Board of Directors or independent legal counsel) that indemnification is improper because the Director or officer has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the Director or officer is not entitled to indemnification under this Article VIII or otherwise. The Director’s or officer’s expenses incurred in connection with successfully establishing such person’s right to indemnification or advances, in whole or in part, in any proceeding shall also be paid or reimbursed by the corporation.

Section 6. Non-Exclusivity Rights.

The rights conferred on any person by this Article VIII shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the

Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Oregon Business Corporation Act.

Section 7. Survival of Rights.

The rights conferred on any person by this Article VIII shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8. Insurance.

To the fullest extent permitted by the Oregon Business Corporation Act, the corporation may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VIII.

Section 9. Amendments.

Any repeal or modification of this Article VIII shall only be prospective and shall not affect the rights under this Article VIII in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any Director, officer, employee or agent of the corporation.

Section 10. Savings Clause.

If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and officer to the full extent not prohibited by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law.

Section 11. Certain Definitions.

For the purposes of this Article VIII, the following definitions shall apply:

(a) The term “proceeding” includes any threatened, pending or completed action, suit or proceeding, whether brought in the right of the corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the Director or officer of the corporation may be or may have been involved as a party, witness or otherwise, by reason of the fact that the Director or officer is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Article VIII.

(b) The term “expenses” includes, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under this Article VIII, but shall not include amounts paid in settlement by the Director or officer or the amount of judgments or fines against the Director or officer.

(c) References to “other enterprise” include, without limitation, employee benefit plans; references to “fines” include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to “serving at the request of the corporation” include, without limitation, any service as a director, officer, employee or agent that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VIII.

(d) References to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(e) The meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent authorized or permitted by any amendments to or replacements of the Oregon Business Corporation Act adopted after the date of this Article VIII that increase the extent to which a corporation may indemnify its directors and officers, and (ii) to the fullest extent permitted by the provision of the Oregon Business Corporation Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Oregon Business Corporation Act.

Section 12. Notification and Defense of Claim.

As a condition precedent to indemnification under this Article VIII, not later than 30 days after receipt by the Director or officer of notice of the commencement of any proceeding the Director or officer shall, if a claim in respect of the proceeding is to be made against the corporation under this Article VIII, notify the corporation in writing of the commencement of the proceeding. The failure to properly notify the corporation shall not relieve the corporation from any liability that it may have to the Director or officer otherwise than under this Article VIII. With respect to any proceeding as to which the Director or officer so notifies the corporation of the commencement:

(a) The corporation shall be entitled to participate in the proceeding at its own expense.

(b) Except as otherwise provided in this Section 12, the corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the proceeding, with legal counsel reasonably satisfactory to the Director or officer. The Director or officer shall have the right to use separate legal counsel in the proceeding, but the corporation shall not be liable to the Director or officer under this Article VIII for the fees and expenses of separate legal counsel incurred after notice from the corporation of its assumption of the defense, unless (i) the Director or officer reasonably concludes that there may be a conflict of interest between the corporation and the Director or officer in the conduct of the defense of the proceeding, or (ii) the corporation does not use legal counsel to assume the defense of such proceeding. The corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the corporation or as to which the Director or officer has made the conclusion provided for in (i) above.

(c) If two or more persons who may be entitled to indemnification from the corporation, including the Director or officer seeking indemnification, are parties to any proceeding, the corporation may require the Director or officer to use the same legal counsel as the other parties. The Director or officer shall have the right to use separate legal counsel in the proceeding, but the corporation shall not be liable to the Director or officer under this Article VIII for the fees and expenses of separate legal counsel incurred after notice from the corporation of the requirement to use the same legal counsel as the other parties, unless the Director or officer reasonably concludes that there may be a conflict of interest between the Director or officer and any of the other parties required by the corporation to be represented by the same legal counsel.

(d) The corporation shall not be liable to indemnify the Director or officer under this Article VIII for any amounts paid in settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Director or officer shall permit the corporation to settle any proceeding that the corporation assumes the defense of, except that the corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the Director or officer without such person’s written consent.

Section 13. Exclusions.

Notwithstanding any provision in this Article VIII, the corporation shall not be obligated under this Article VIII to make any indemnification or advancement of expenses in connection with any claim made against any Director or officer: (a) for which payment is required to be made to or on behalf of the Director or officer under any insurance policy, except with respect to any excess amount to which the Director or officer is entitled under this Article VIII beyond the amount of payment under such insurance policy; (b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy; (c) in any suit, action, claim or litigation, civil, criminal, administrative or otherwise, which arises out of the Director’s or officer’s individual interests and not by reason of the fact that he or she served as a Director or officer of the corporation; (d) in connection with any proceeding (or part of any proceeding) initiated by the Director or officer, or any proceeding by the Director or officer against the corporation or its directors, officers, employees or other persons entitled to be indemnified by the corporation, unless: (i) the corporation is expressly required by law to make the indemnification; (ii) the proceeding was authorized by the Board of Directors of the corporation; or (iii) the Director or officer initiated the proceeding pursuant to Section 5 of this

Article VIII and the Director or officer is successful in whole or in part in such proceeding; or (e) for an accounting of profits made from the purchase and sale by the Director or officer of securities of the corporation within the meaning of Section 16(b) of the Exchange Act or similar provision of any state statutory law or common law.

Section 14. Subrogation.

In the event of payment under this Article VIII, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director or officer. The Director or officer shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the corporation effectively to bring suit to enforce such rights.

Article IX. Amendments.

These Bylaws may be amended, repealed, altered or rescinded by the Board of Directors or by the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the corporation entitled to vote thereon, voting together as a single class.

Effective as of April 2, 2024